Exhibit 3.137

ARTICLES OF AMENDMENT

TO

ARTICLES OF ORGANIZATION

OF

TOLL JUPITER LLC

(Name of the Limited Liability Company as it now appears on our records.)

(A Florida Limited Liability Company)

The Articles of Organization for this Limited Liability Company were filed on September 19, 2008 and assigned Florida document number L08000089387.

This amendment is submitted to amend the following:

A. If amending name, enter the new name of the limited liability company here:

The new name must be distinguishable and end with the words “Limited Liability Company,” the designation “LLC” or the abbreviation “L.L.C ”

Enter new principal offices address, if applicable:

(Principal office address MUST BE A STREET ADDRESS)

Enter new mailing address, if applicable:

(Mailing address MAY BE A POST OFFICE BOX)

B. If amending the registered agent and/or registered office address on our records, enter the name of the new registered agent and/or the new registered office address here:

Name of New Registered Agent:

New Registered Office Address:
Enter Florida street address

, Florida
	City		Zip Code

New Registered Agent’s Signature, if changing Registered Agent:

I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S. Or, if this document is being filed to merely reflect a change in the registered office address, I hereby confirm that the limited liability company has been notified in writing of this change.

If Changing Registered Agent, Signature of New Registered Agent

If amending the Managers or Managing Members on our records, enter the title, name, and address of each Manager or Managing Member being added or removed from our records:

MGR = Manager

MGRM = Managing Member

Title	Name	Address	Type of Action

MGRM	Toll FL GP Corp.	250 Gibraltar Road	☐ Add
		Horsham, PA 19044	☒ Remove

MGR	Edward D. Weber	250 Gibraltar Road	☒ Add
		Horsham, PA 19044	☐ Remove

MGR	J. Michael Donnelly	250 Gibraltar Road	☒ Add
		Horsham, PA 19044	☐ Remove

MGR	Ronald Blum	250 Gibraltar Road	☒ Add
		Horsham, PA 19044	☐ Remove

☐ Add
☐ Remove

☐ Add
☐ Remove

D. If amending any other information, enter change(s) here: (Attach additional sheets, if necessary.)

Dated October 27, 2008.

Signature of a member or authorized representative of a member

Mark J. Warshauer

Typed or printed name of signee

Filing Fee: $25.00